SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported)     May 12, 1995

                              ECOLAB INC.
             (Exact name of registrant as specified in its charter)


                              Delaware
             (State or other jurisdiction of incorporation)


             1-9328                                   41-0231510
   (Commission File Number)                        (IRS Employer
                                                Identification No.)

           Ecolab Center, St. Paul, Minnesota           55102
   (Address of principal executive offices)             (Zip Code)


   Registrant's telephone number, including area code:  612-293-2233


                             (Not applicable)
   (Former name or former address, if changed from last report.)





   Item 5.   Other Events.

                  The Company's Board of Directors, at its regular
             quarterly meeting held May 12, 1995, authorized the purchase by the Company of up to 6 million shares of the Company's Common Stock. As the first step of the repurchase program, the Board of Directors authorized a Dutch Auction self-tender offer for up to 3 million shares of the Company's Common Stock. The tender price range will be from $21.75 up to $25.00 per share, with the offer expected to commence on Wednesday, May 17, 1995 and expire at midnight on Wednesday, June 14, 1995, unless extended.

                  The remaining portion of the 6 million shares
             under the repurchase program may be purchased from time to time following completion of the tender offer through open market and privately negotiated transactions or otherwise.

                  A copy of the News Release issued by the Company
             on May 12, 1995 regarding the repurchase program is attached as Exhibit (99) and incorporated herein by reference.

   Item 7.   Financial Statements and Exhibits.

             (c)  Exhibits

                  (99) Ecolab Inc. News Release dated May 12, 1995.


                               SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            ECOLAB INC.



                            By:  /s/Kenneth A. Iverson
                                 Kenneth A. Iverson
                                 Vice President and Secretary

   Dated:  May 15, 1995










                             EXHIBIT INDEX


   Exhibit                                           Paper (P) or
      No.         Document                           Electronic (E)


     (99)         Ecolab Inc. News Release dated          E
                  May 12, 1995.












































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